Exhibit 5.1

Arent Fox LLP / Washington, DC / New York, NY / Los Angeles, CA

May 13, 2013
Board of Directors
RLJ Entertainment, Inc.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland
Gentlemen:

We have acted as counsel to RLJ Entertainment, Inc. (the “Company”) with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of 1,206,575 shares of Common Stock, $.001 par value (the “Shares”).

We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as the basis for the opinions set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

The opinions expressed in this letter concern only the effect of the laws of the State of Nevada as currently in effect, and we express no opinion on the law of any other jurisdiction. We assume no obligation to supplement this letter if any of the applicable laws change in any manner.

Based on the foregoing, we are of the opinion that the 1,206,575 Shares subject to the RLJ Entertainment, Inc. 2012 Incentive Compensation Plan, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the general rules and regulations thereunder.

Very truly yours,

/s/ ARENT FOX LLP